PRICEWATERHOUSECOOPERS


                                                    PricewaterhouseCoopers AS
                                                    N-0245 Oslo
                                                    Telephone +47 95 26 00 00
                                                    Facsimile +47 23 16 10 00









Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
USA

October 7, 2004



Commissioners:


     We are aware that our report dated October 6, 2004 on our review of interim financial information of Frontline Ltd. for the three and six month periods ended June 30, 2004 included in the Company's report on Form 6-K for the quarter ended June 30, 2004 is incorporated by reference in its Form F-3 Registration Statement dated October 7, 2004.


Yours very truly,
PricewaterhouseCoopers AS


Fredrik Melle
State Authorized Public Accountant (Norway)